Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q4 and Year-end 2018 Results

New York, NY – March 7, 2019 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter and year ended December 31, 2018.

Business Update

Silvercrest completed 2018 with record calendar-year revenue. The firm achieved an 8% increase in 2018 year-over-year revenue to $98.7 million. Net income and Adjusted net income1 grew from $12.5 million to $17.4 million and $13.1 million to $17.9 million, respectively; and Silvercrest maintained its Adjusted EBITDA margin1 of 30% for full year 2018, as compared with 30.5% for full year 2017, despite investments in new initiatives.

While Silvercrest experienced organic growth for most of 2018, including net new asset flows, the fourth quarter of 2018 was difficult, experiencing both negative flows as well as market declines during a volatile quarter for the markets. After achieving a new high of $16.6 billion in discretionary assets under management to end the third quarter of 2018, the firm ended the fourth quarter and year-end 2018 with $14.2 billion in discretionary assets under management and $19.0 billion in total assets under management.

In January 2019, Silvercrest announced the acquisition of a new institutional-quality international equity strategy. We expect the capability to benefit both our high net worth client base and resonate with institutional investors. We have completed our business integration and are bringing the strategy to market. During 2018, the firm also made investments to grow its institutional asset management, the outsourced CIO and family office businesses. Silvercrest firmly believes that re-investment in our business and in our clients will create the greatest long-term value for shareholders. We remain prepared to use our capital for additional strategic initiatives, the hiring of intellectual capital and potential acquisitions, including new asset management capabilities.

While the current M&A environment remains expensive, Silvercrest continues to actively evaluate selective and prudent acquisitions with culturally compatible firms to complement our organic growth, investment capabilities and professional talent, including the potential to expand into new geographies.

As previously announced on February 14, 2019, Silvercrest raised its quarterly dividend to $0.15 per share of Class A common stock from $0.14 per share of Class A common stock, representing a 7.1% increase in the dividend.

Fourth Quarter 2018 Highlights

•	Total Assets Under Management (“AUM”) of $19.0 billion, inclusive of discretionary AUM of $14.2 billion and non-discretionary AUM of $4.8 billion at December 31, 2018.
•	Revenue of $24.8 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $5.2 million and $2.9 million, respectively.
•	Basic and diluted net income per share of $0.35.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $8.6 million.
•	Adjusted net income[1] of $5.3 million.
•	Adjusted basic and diluted earnings per share[1], [2] of $0.40 and $0.39, respectively.

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands except as indicated)	2018	2017	2018	2017
Revenue	$24,833	$24,471	$98,673	$91,358
Income before other income (expense), net	$5,239	$5,152	$21,152	$20,369
Net income	$5,232	$1,917	$17,368	$12,531
Net income margin	21.1%	7.8%	17.6%	13.7%
Net income (loss) attributable to Silvercrest	$2,900	$(80)	$9,630	$5,337
Net income (loss) per basic and diluted share	$0.35	$(0.01)	$1.16	$0.66
Adjusted EBITDA[1]	$8,584	$7,597	$29,646	$27,887
Adjusted EBITDA margin[1]	34.6%	31.0%	30.0%	30.5%
Adjusted net income[1]	$5,322	$3,620	$17,872	$13,064
Adjusted basic earnings per share[1,2]	$0.40	$0.27	$1.33	$0.99
Adjusted diluted earnings per share[1,2]	$0.39	$0.26	$1.30	$0.95
Assets under management at period end (billions)	$19.0	$21.3	$19.0	$21.3
Average assets under management (billions)[3]	$20.2	$21.0	$20.2	$20.0
Discretionary assets under management (billions)	$14.2	$16.0	$14.2	$16.0

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 3 and 4.
[2]

Adjusted basic and diluted earnings per share measures for the year ended December 31, 2018 are based on the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2018.  Adjusted diluted earnings per share are further based on the addition of unvested deferred equity units, restricted stock units, and performance units to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $19.0 billion

Silvercrest’s discretionary assets under management declined by $1.8 billion, or 11.3%, to $14.2 billion at December 31, 2018 from $16.0 billion at December 31, 2017.  The decrease was attributable to market depreciation of $1.4 billion and net client outflows of $0.4 billion.  Silvercrest’s total AUM declined by $2.3 billion, or 10.8%, to $19.0 billion at December 31, 2018 from $21.3 billion at December 31, 2017.  The decrease was attributable to market depreciation of $1.1 billion and net client outflows of $1.2 billion.

Fourth Quarter 2018 vs. Fourth Quarter 2017

Revenue increased by $0.4 million, or 1.5%, to $24.8 million for the three months ended December 31, 2018, from $24.5 million for the three months ended December 31, 2017. This increase was driven primarily by growth in our management and advisory fees as a result of an increase in average management fees partially offset by a decrease in performance fees.

Total expenses increased by $0.3 million, or 1.4%, to $19.6 million for the three months ended December 31, 2018 from $19.3 million for the three months ended December 31, 2017. Compensation and benefits expense decreased by $0.3 million, or 2.0%, to $14.2 million for the three months ended December 31, 2018 from $14.5 million for the three months ended December 31, 2017. The decrease was primarily attributable to a decrease in the accrual for bonuses of $0.6 million, partially offset by an increase in salaries expense of $0.2 million primarily as a result of merit-based increases and newly hired staff. General and administrative expenses increased by $0.6 million, or 12.0%, to $5.4 million for the three months ended December 31, 2018 from $4.8 million for the three months ended December 31, 2017. The increase was primarily attributable to an increase in occupancy costs of $0.1 million mainly due to an increase in rent expense associated with the extension of the lease for our office space in New York, an increase in professional fees of $0.2 million, an increase in portfolio and systems expenses of $0.1 million due to an increase in accrued soft dollar-related research costs, an increase in the fair value of earnout payments related to the acquisition of Jamison Eaton & Wood, Inc. of $0.1 million and an increase in recruiting costs of $0.1 million related to newly hired staff, partially offset by a decrease in depreciation and amortization of $0.2 million.

Consolidated net income was $5.2 million or 21.1% of revenue for the three months ended December 31, 2018 as compared to $1.9 million or 7.8% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $2.9 million, or $0.35 per basic and diluted share for the three months ended December 31, 2018.   Our Adjusted Net Income1 was $5.3 million, or $0.40 per adjusted basic share and $0.39 per adjusted diluted share2 for the three months ended December 31, 2018.

Adjusted EBITDA1 was $8.6 million or 34.6% of revenue for the three months ended December 31, 2018 as compared to $7.6 million or 31.0% of revenue for the same period in the prior year.

Year Ended December 31, 2018 vs. Year Ended December 31, 2017

Revenue increased by $7.3 million, or 8.0%, to $98.7 million for the year ended December 31, 2018, from $91.4 million for the year ended December 31, 2017. This increase was driven primarily by growth in our management and advisory fees as a result of an increase in average management fees partially offset by a decrease in performance fees.

Total expenses increased by $6.5 million, or 9.2%, to $77.5 million for the year ended December 31, 2018 from $71.0 million for the year ended December 31, 2017. Compensation and benefits expense increased by $3.8 million, or 7.0%, to $57.9 million for the year ended December 31, 2018 from $54.1 million for the year ended December 31, 2017. The increase was primarily attributable to an increase in the accrual for bonuses of $3.5 million and an increase in salaries expense of $0.3 million primarily as a result of merit-based increases and newly-hired staff. General and administrative expenses increased by $2.7 million, or 16.2%, to $19.6 million for the year ended December 31, 2018 from $16.8 million for the year ended December 31, 2017. This increase was primarily due to an increase in occupancy and related costs of $1.3 million mainly due to an increase in rent expense associated with the extension of the lease for our office space in New York, and increase in recruiting costs of $0.4 million related to newly-hired staff, an increase in shareholder-related expenses of $0.1 million, an increase in the fair value of earnout payments related to the acquisition of Jamison of $0.1 million, an increase in professional fees of $0.3 million due to increased audit fees for services related to the Tax Cuts and Jobs Act and the requirements of Section 404 of the Sarbanes-Oxley Act, as well as increased legal fees, an increase in sub-advisory and referral fees of $0.1 million related to increased sub-advised revenue and an increase in portfolio and systems expenses of $0.7 million due to an increase in accrued soft dollar-related research costs.  This was partially offset by a decrease in depreciation and amortization of $0.4 million.

Consolidated net income was $17.4 million or 17.6% of revenue for the year ended December 31, 2018 as compared to $12.5 million or 13.7% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $9.6 million, or $1.16 per basic and diluted share for the year ended December 31, 2018.   Our Adjusted Net Income1 was $17.9 million, or $1.33 per adjusted basic share and $1.30 per adjusted diluted share2 for the year ended December 31, 2018.

Adjusted EBITDA1 was $29.6 million or 30.0% of revenue for the year ended December 31, 2018 as compared to $27.9 million or 30.5% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $69.3 million at December 31, 2018, compared to $53.8 million at December 31, 2017. Silvercrest L.P. had notes payable of $0 at December 31, 2018 and $0.7 million at December 31, 2017.  As of December 31, 2018, there was nothing outstanding on our revolving credit facility with City National Bank.

Total Silvercrest Asset Management Group Inc.’s equity was $56.0 million at December 31, 2018.  We had 8,518,096 shares of Class A common stock outstanding and 4,934,103 shares of Class B common stock outstanding at December 31, 2018.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.

•

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.

•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26% for periods beginning on

January 1, 2018 as a result of the Tax Cuts and Jobs Act, and 40% for periods prior to 2018.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested deferred equity units, restricted stock units and performance units to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on March 8, 2019, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This report contains, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey and California, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the year ended December 31,
	2018	2017	2016
	(Unaudited)
Revenue
Management and advisory fees	$94,675	$86,542	$76,185
Performance fees and allocations	25	834	322
Family office services	3,973	3,982	3,755
Total revenue	98,673	91,358	80,262
Expenses
Compensation and benefits	57,938	54,143	49,009
General and administrative	19,583	16,846	16,617
Total expenses	77,521	70,989	65,626
Income before other income (expense), net	21,152	20,369	14,636
Other income (expense), net
Other income (expense), net	(15)	5,346	(105)
Interest income	274	47	61
Interest expense	(62)	(112)	(228)
Equity income from investments	1,477	615	304
Total other income (expense), net	1,674	5,896	32
Income before provision for income taxes	22,826	26,265	14,668
Provision for income taxes	(5,458)	(13,734)	(4,686)
Net income	17,368	12,531	9,982
Less: net income attributable to non-controlling interests	(7,738)	(7,194)	(4,967)
Net income attributable to Silvercrest	$9,630	$5,337	$5,015
Net income per share:
Basic	$1.16	$0.66	$0.62
Diluted	$1.16	$0.66	$0.62
Weighted average shares outstanding:
Basic	8,298,354	8,110,128	8,031,161
Diluted	8,302,768	8,117,407	8,038,177

Exhibit 2

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the three months ended December 31,
	2018	2017
Revenue
Management and advisory fees	$23,992	$22,642
Performance fees and allocations	25	824
Family office services	816	1,005
Total revenue	24,833	24,471
Expenses
Compensation and benefits	14,232	14,525
General and administrative	5,362	4,794
Total expenses	19,594	19,319
Income before other income (expense), net	5,239	5,152
Other income (expense), net
Other income (expense), net	(10)	5,322
Interest income	75	14
Interest expense	(26)	(27)
Equity income from investments	1,477	615
Total other income (expense), net	1,516	5,924
Income before provision for income taxes	6,755	11,076
Provision for income taxes	(1,523)	(9,159)
Net income	5,232	1,917
Less: net income attributable to non-controlling interests	(2,332)	(1,997)
Net income (loss) attributable to Silvercrest	$2,900	$(80)
Net income (loss) per share:
Basic	$0.35	$(0.01)
Diluted	$0.35	$(0.01)
Weighted average shares outstanding:
Basic	8,393,294	8,136,986
Diluted	8,397,085	8,136,986

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of non-GAAP financial measure:
Net income	$5,232	$1,917	$17,368	$12,531
Provision for income taxes	1,523	9,159	5,458	13,734
Delaware Franchise Tax	50	45	200	180
Interest expense	26	27	62	112
Interest income	(75)	(14)	(274)	(47)
Depreciation and amortization	600	750	2,432	2,801
Equity-based compensation	841	801	3,275	3,248
Other adjustments (A)	387	(5,088)	1,125	(4,672)
Adjusted EBITDA	$8,584	$7,597	$29,646	$27,887
Adjusted EBITDA Margin	34.6%	31.0%	30.0%	30.5%

(A)	Other adjustments consist of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Acquisition costs (a)	$78	$—	$78	$—
Non-acquisition expansion costs (b)	94	74	341	194
Severance	—	(1)	—	167
Other (c)	215	(5,161)	706	(5,033)
Total other adjustments	$387	$(5,088)	$1,125	$(4,672)
(a)	Represents legal fees.
(b)

For the three months ended December 31, 2018 and 2017, represents accrued earnout of $94 and $74, respectively, related to our Richmond, VA office expansion.  For the year ended December 31, 2018 and 2017, represents accrued earnout of $341 and $194, respectively, related to our Richmond, VA office expansion.

(c)

For the three and twelve months ended December 31, 2018, represents professional fees of $0 and $15, respectively, for services related to the Tax Cuts and Jobs Act, $71 and $494 respectively, related to a sign on bonus paid to certain employees, a loss on disposal of certain computer equipment of $37 and $0, professional fees related to the relocation of network equipment of $0 and $17, respectively, professional fees of $6 and $6 related to server equipment upgrades, respectively, a fair value adjustment to the Jamison contingent purchase price consideration of $52 and $52, respectively, a fair value adjustment to the Cappiccille contingent purchase price consideration of $54 and $54, respectively, and true-up adjustment to our tax receivable agreement of $30 and $30, respectively.  For the three and twelve months ended December 31, 2017, represents a sign-on bonus paid to an employee of $102 and $207, professional fees of $0 and $18 related to a mock audit in advance of the requirements of Section 404 of the Sarbanes-Oxley Act as it relates to emerging growth companies and professional fees of $23 and $27 related to a technology initiative, compensatory incentive fees of $0 and $52 paid to a former Marathon Capital Group, LLC principal and a fair value adjustment to the Cappiccille contingent purchase price consideration of $0 and $41. This was offset by a fair value adjustment to the Jamison contingent purchase price consideration of $0 and ($79) and a true-up adjustment to our tax receivable agreement of ($5,299) and ($5,299).

Exhibit 4

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Reconciliation of non-GAAP financial measure:
Consolidated net income	$5,232	$1,917	$17,368	$12,531
GAAP Provision for income taxes	1,523	9,159	5,458	13,734
Delaware Franchise Tax	50	45	200	180
Other adjustments (See A in Exhibit 3)	387	(5,088)	1,125	(4,672)
Adjusted earnings before provision for income taxes	7,192	6,033	24,151	21,773
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% and 40% assumed tax rate, for 2018 and 2017 respectively)	(1,870)	(2,413)	(6,279)	(8,709)

Adjusted net income	$5,322	$3,620	$17,872	$13,064

GAAP net income (loss) per share (B):
Basic and diluted	$0.35	$(0.01)	$1.16	$0.66

Adjusted earnings per share/unit (B):
Basic	$0.40	$0.27	$1.33	$0.99
Diluted	$0.39	$0.26	$1.30	$0.95

Consolidated net income		$1,917		$12,531
Consolidated GAAP provision for income taxes		9,159		13,734
Delaware Franchise Tax		45		180
Other adjustments (See A in Exhibit 3)		(5,088)		(4,672)
Adjusted income before provision for income taxes		$6,033		$21,773
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate) (C)		(1,569)		(5,661)
Adjusted net income		$4,464		$16,112
Adjusted earnings per share/unit (B):
Basic		$0.34		$1.22
Diluted		$0.33		$1.18
Shares/units outstanding:
Basic Class A shares outstanding	8,518	8,142	8,518	8,142
Basic Class B shares/units outstanding	4,934	5,059	4,934	5,059
Total basic shares/units outstanding	13,452	13,201	13,452	13,201

Diluted Class A shares outstanding (D)	8,522	8,148	8,522	8,148
Diluted Class B shares/units outstanding (E)	5,178	5,545	5,178	5,545
Total diluted shares/units outstanding	13,700	13,693	13,700	13,693
(B)	GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)

40% was the assumed tax rate for periods prior to January 1, 2018.  As a result of the Tax Cuts and Jobs Act, the Company has also presented 2017 Adjusted net income and Adjusted earnings per share measures using the assumed tax rate of 26%.

(D)	Includes 3,792 and 5,687 unvested restricted stock units at December 31, 2018 and 2017, respectively.
(E)	Includes 243,524 and 486,098 unvested restricted stock units at December 31, 2018 and 2017, respectively.

Exhibit 5

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	December 31, 2018	December 31, 2017
	(Unaudited)
Assets
Cash and cash equivalents	$69,283	$53,822
Investments	1,493	626
Receivables, net	8,022	9,436
Due from Silvercrest Funds	1,233	1,094
Furniture, equipment and leasehold improvements, net	3,436	2,453
Goodwill	25,168	25,168
Intangible assets, net	9,893	11,578
Deferred tax asset – tax receivable agreement	12,206	11,838
Prepaid expenses and other assets	2,629	1,345
Total assets	$133,363	$117,360
Liabilities and Equity
Accounts payable and accrued expenses	$2,947	$3,506
Accrued compensation	31,470	28,274
Notes payable	—	740
Deferred rent	7,225	3,473
Deferred tax and other liabilities	9,322	9,248
Total liabilities	50,964	45,241
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 8,518,096 and 8,142,120 issued and outstanding as of December 31, 2018 and 2017, respectively	85	81
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,934,103 and 5,059,319 issued and outstanding as of December 31, 2018 and 2017, respectively	48	49
Additional Paid-In Capital	43,584	41,606
Retained earnings	12,330	7,359
Total Silvercrest Asset Management Group Inc.’s equity	56,047	49,095
Non-controlling interests	26,352	23,024
Total equity	82,399	72,119
Total liabilities and equity	$133,363	$117,360

Exhibit 6

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2018	2017	2017
Beginning assets under management	$21.7	$20.6	5.3%
Gross client inflows	1.8	2.0	(10.0)%
Gross client outflows	(2.2)	(1.8)	22.2%
Market (depreciation)/appreciation	(2.3)	0.5	NM
Ending assets under management	$19.0	$21.3	(10.8)%

	Year Ended December 31,		% Change From December 31,
	2018	2017	2017
Beginning assets under management	$21.3	$18.6	14.5%
Gross client inflows	8.3	7.3	13.7%
Gross client outflows	(9.5)	(6.7)	41.8%
Market (depreciation)/appreciation	(1.1)	2.1	(152.4)%
Ending assets under management	$19.0	$21.3	(10.8)%

Exhibit 7

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2018	2017	2017
Beginning assets under management	$16.6	$15.3	8.5%
Gross client inflows	1.8	1.9	(5.3)%
Gross client outflows	(2.2)	(1.7)	29.4%
Market (depreciation)/appreciation	(2.0)	0.5	NM
Ending assets under management	$14.2	$16.0	(11.3)%

	Year Ended December 31,		% Change From December 31,
	2018	2017	2017
Beginning assets under management	$16.0	$13.8	15.9%
Gross client inflows	8.0	6.8	17.7%
Gross client outflows	(8.4)	(6.2)	35.5%
Market (depreciation)/appreciation	(1.4)	1.6	NM
Ending assets under management	$14.2	$16.0	(11.3)%

Exhibit 8

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2018	2017	2017
Beginning assets under management	$5.1	$5.3	(3.8)%
Gross client inflows	0.0	0.1	(100.0)%
Gross client outflows	0.0	(0.1)	(100.0)%
Market (depreciation)/appreciation	(0.3)	0.0	NM
Ending assets under management	$4.8	$5.3	(9.4)%

	Year Ended December 31,		% Change From December 31,
	2018	2017	2017
Beginning assets under management	$5.3	$4.8	10.4%
Gross client inflows	0.3	0.5	(40.0)%
Gross client outflows	(1.1)	(0.5)	120.0%
Market appreciation	0.3	0.5	(40.0)%
Ending assets under management	$4.8	$5.3	(9.4)%

Exhibit 9

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended December 31,
	2018	2017
Total AUM as of September 30,	$21.747	$20.602
Discretionary AUM:
Total Discretionary AUM as of September 30,	16.554	15.307
New client accounts/assets	0.064	0.102	(1)
Closed accounts	(0.014)	(0.005)	(2)
Net cash inflow/(outflow)	(0.438)	0.066	(3)
Non-discretionary to discretionary AUM	(0.000)	0.000	(4)
Market appreciation	(1.922)	0.526
Change to Discretionary AUM	(2.310)	0.689
Total Discretionary AUM as of December 31,	14.244	15.996
Change to Non-Discretionary AUM	(0.405)	0.048	(5)
Total AUM as of December 31,	$19.032	$21.339

	Year Months Ended December 31,
	2018	2017
Total AUM as of January 1,	$21.339	$18.601
Discretionary AUM:
Total Discretionary AUM as of January 1,	15.996	13.800
New client accounts/assets	0.397	0.360	(1)
Closed accounts	(0.152)	(0.038)	(2)
Net cash inflow/(outflow)	(0.625)	0.260	(3)
Non-discretionary to discretionary AUM	(0.002)	(0.008)	(4)
Market appreciation	(1.370)	1.622
Change to Discretionary AUM	(1.752)	2.196
Total Discretionary AUM as of December 31,	14.244	15.996
Change to Non-Discretionary AUM	(0.555)	0.542	(5)
Total AUM as of December 31,	$19.032	$21.339

(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 10

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of December 31, 2018

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
AS OF 12/31/2018	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	-7.0	10.0	8.3	12.5	8.2
Russell 1000 Value Index		-8.3	7.0	6.0	11.0	6.6
Small Cap Value Composite	4/1/02	-15.5	7.3	5.1	10.9	9.9
Russell 2000 Value Index		-12.9	7.4	3.6	9.6	7.2
Smid Cap Value Composite	10/1/05	-12.1	9.5	7.0	11.8	9.0
Russell 2500 Value Index		-12.4	6.6	4.2	10.0	6.5
Multi Cap Value Composite	7/1/02	-10.2	8.5	7.4	12.2	8.9
Russell 3000 Value Index		-8.6	7.0	5.8	10.9	7.3
Equity Income Composite	12/1/03	-4.8	12.0	9.3	13.4	11.2
Russell 3000 Value Index		-8.6	7.0	5.8	10.9	7.4
Focused Value Composite	9/1/04	-9.8	9.0	7.9	12.4	10.0
Russell 3000 Value Index		-8.6	7.0	5.8	10.9	7.1

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the management and advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard management and advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.